Mesa Laboratories, Inc.

Key Contacts:
John Sullivan, President and CEO
John Sakys, VP Finance and CFO
InvestorRelations@mesalabs.com
Phone – 303-987-8000

MesaLabs

NASDAQ: MLAB

Mesa Labs

Safe Harbor Statement

- Certain statements in this communication may be "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
- Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statement, including those detailed in the company's filings with the Securities and Exchange Commission.

MesaLabs

Company Profile

- Public Company – “MLAB” on the NASDAQ
- Founded in 1982, Public in 1984
- Manufacturer of Electronic Instruments and Disposable Products for Quality Control
- ~300 Employees
- Four Divisions
  - Instruments
  - Continuous Monitoring
  - Cold Chain
  - Biological Indicators

MesaLabs

Mesa Labs Today



Omaha, NE – Biological Ind.



Lakewood, CO - Instruments



Bozeman, MT - Biological Ind.



Butler, NJ - Instruments

Other Facilities
Lyon, France
Marlton, NJ



Markham, ON – Cold Chain

MesaLabs

Mesa's Focus

- Test and Measurement Instruments, Consumables, and Services
- Technology Products that are Difficult to Master and Proprietary in Nature
- Niche Market Focus
  - Small Markets, Strong Positions
- Quality Control Products in Regulated Markets

Instruments and Continuous Monitoring Markets

- Pharma Manufacturing
- Medical Device Manufacturing
- Food and Beverage
- Consumer Products Manufacturing
- Industrial Hygiene
- Semiconductor Manufacturing
- Metrology Laboratories
- Hospitals, Clinics, Blood Banks

"Regulated Markets"

MesaLabs

DialyGuard™

METERS/ACCESSORIES



Hemodialysis Meters for Daily Clinic Quality Control


14.0 mS/cm

Calibration Standards

Hemodialysis Meters for Machine Calibration


90XL

DataTrace Data Loggers

Micropack-III System




DataTrace
NETWORK REPEATER
MesaLabs
EMR00233
MesaLabs

Micropack-RF System

MesaLabs

Bottle Cap Torque Testing

Torqo II


ST-120 NEMA
ST-120 STANDARD

SureTorque




Vibrac
Torqo II

MesaLabs

Bios/BGI Products





Gas Flow Calibration







Environmental Air Sampling

MesaLabs

Continuous Monitoring


Network or Internet
SensiNet Gateway
Mesh Router
Mesh Router
Humidity
Pressure
Contact Closure
Current
Vibration
Temperature
Flow
Level
Power
Temperature
Mesh Router
Smart Sensor

<u>Monitoring for:</u>

Refrigerators

Freezers

Warehouse

Incubators

Other Equip.

MesaLabs

Mesa’s Latest Acquisition - Infitrak

- Cold Chain products
- Located near Toronto, Ontario
- ~15 employees
- Expect to add ~$5.5M in revenues in year 1

MesaLabs

Mesa's Latest Acquisition - Infitrak


TempTrust

Qualified Packaging


Solution Overview
Infitrak

Cold Chain Monitoring



Consulting Services

MesaLabs

Biological Indicators Markets

- Sterility Quality Control
  - Dental Offices
  - Hospitals
  - Pharma Manufacturing
  - Medical Device Manufacturing

"Regulated Markets"

Biological Indicators


BACTERIAL SPORE TEST STRIP
Bacillus Stearothermophilus
RAVEN BIOLOGICAL LABORATORIES, INC.
PEEL
Lot #1161551 Exp 8/01


PEEL
BIOLOGICAL INDICATOR





PEEL
Hydrogen Peroxide Vapor
PEEL
Hydrogen Peroxide Vapor

Primary Strategic Goal

"Superior Return For Our Shareholders"

Revenue Growth

Profit (EPS) Growth

Increased Share Price

Increased Dividend

MesaLabs

Key Revenue Growth Strategies

- **Improved Distribution Channels**
  - **Increase direct sales**
  - **Improved distributor base**
  - **Focus on E-marketing**
- **New Products**
  - **Increase R&D funding (3X in 5 years)**
- **Strategic Acquisitions**

MesaLabs

European Sales Strategy

- Direct selling of BIs in Europe
  - Acquisition of Mesa's distributors to date:
    - Amilabo SAS, April 2014 (France)
    - ATI Atlas Ltd. October, 2014 (UK)
    - Dr. Fruh Control GmbH, March 2015 (Germany)
    - Cherwell Labs Ltd., March 2015 (UK)
  - Capture additional profits
  - Get closer to European customers
- Possibly expand in Europe with other product lines

MesaLabs

Mesa's Acquisitions



Infitrak
2016
PCD
2 BI Dist.
BGI
ATI-Atlas
Amilabo
2015
Amega - Tempsys
Suretorque
2014
Bios
Apex
2013
SGM Biotech
Torqo
Raven
2009
Automata
Nusonics
2004
DataTrace
1994
Western
1984
Cold Chain
Instruments
Biological Indicators
Continuous Monitoring

Revenues



Revenues ($000)
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

FYE – March 31

Net Income



$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Income ($000)
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
Net Income
Adjusted Net income

FYE – March 31

Net Income + Intangibles Amortization = Adjusted Net Income

Earnings and Dividends



$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
Regular Dividend
Net Income per Share
Adj. Net Income per Share
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

FYE – March 31

MesaLabs 10 Year Share Price



Open 89.09
Close 88.52
Low 88.52
High 89.31
Vol 1.64K
% Chg 619.67%
MLAB 88.52
100.00
75.00
50.00
25.00
88.52
1.64K
Jan 1 '07
Jan 1 '11
Jan 1 '15
YAHOO! FINANCE

FYE – March 31

MesaLabs

Questions??

Key Contacts:
John Sullivan, President and CEO
John Sakys, VP Finance and CFO
InvestorRelations@mesalabs.com
Phone – 303-987-8000